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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Liberty Media International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-0893138 (I.R.S. Employer Identification No.)
12300 Liberty Boulevard Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant's telephone number, including area code (720) 875-5800

Securities to be registered pursuant to Section 12(b) of the Act:

[None]

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Common Stock, $0.01 par valuee
(Title of class)

Series B Common Stock, $0.01 par value
(Title of class)

Liberty Media International, Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10
Information Included in the Information Statement and Incorporated by Reference
into
the Registration Statement on Form 10

Item No.	Item Caption	Location in Information Statement
1.	Business.	Summary; Risk Factors; Cautionary Statements Concerning Forward Looking Statements; Description of our Business; Management's Discussion and Analysis of Financial Condition and Results of Operations; and Certain Inter-Company Agreements
2.	Financial Information.	Summary; Risk Factors; Capitalization; Selected Financial Data; and Management's Discussion and Analysis of Financial Condition and Results of Operations
3.	Properties.	Description of our Business—Properties
4.	Security Ownership of Certain Beneficial Owners and Management.	Management—Security Ownership of Management; and Security Ownership of Certain Beneficial Owners
5.	Directors and Executive Officers.	Management
6.	Executive Compensation.	Management
7.	Certain Relationships and Related Transactions.	Summary; Risk Factors; Management; and Certain Inter-Company Agreements
8.	Legal Proceedings.	Description of our Business—Legal Proceedings
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.	Summary; The Spin Off; Risk Factors; and Description of our Capital Stock
10.	Recent Sales of Unregistered Securities.	Not Applicable
11.	Description of Registrant's Securities to be Registered.	Description of our Capital Stock
12.	Indemnification of Directors and Officers.	Indemnification of Directors and Officers
13.	Financial Statements and Supplementary Data.	Summary; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; and Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable
15.	Financial Statements and Exhibits

        (a)    Financial Statements:    The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

LMC International
Independent Auditors' Report
Combined Balance Sheets as of December 31, 2003 and 2002
Combined Statements of Operations and Comprehensive Earnings (Loss) for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Parent's Investment for the years ended December 31, 2003, 2002 and 2001
Combined Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Notes to Combined Financial Statements
UnitedGlobalCom, Inc.
Independent Auditors' Report
Report of Independent Public Accountants
Consolidated Balance Sheets as of December 31, 2003 and 2002
Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Notes to Consolidated Financial Statements
Jupiter Telecommunications Co., Ltd.
Independent Auditors' Report
Consolidated Balance Sheets as of December 31, 2003 and 2002
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Shareholders' Equity for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Notes to Consolidated Financial Statements
Jupiter Programming Co. Ltd.
Independent Auditors' Report
Consolidated Balance Sheets as of December 31, 2003 and 2002
Consolidated Statements of Operations for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Shareholders' Equity and Comprehensive Income for the years ended December 31, 2003, 2002 and 2001
Consolidated Statements of Cash Flows for the years ended December 31, 2003, 2002 and 2001
Notes to Consolidated Financial Statement

        (b)    Exhibits.    The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Reorganization Agreement among Liberty Media Corporation ("LMC"), the Registrant and the other parties named therein*
3.1	Form of Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin off
3.2	Form of Bylaws of the Registrant to be in effect at the spin off
4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant
4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of the Registrant
10.1	Liberty Media International, Inc. 2004 Incentive Plan*
10.2	Liberty Media International, Inc. 2004 Non-Employee Director Incentive Plan*
10.3	Form of Facilities and Services Agreement between LMC and the Registrant*
10.4	Form of Aircraft Joint Ownership and Use Agreement between LMC and the Registrant*
10.5	Form of Tax Sharing Agreement among LMC, the Registrant and the other parties named therein*
10.6	Form of Short-Term Credit Facility between LMC and the Registrant*
10.7	Form of Services Agreement between UnitedGlobalCom, Inc. ("UGC") and the Registrant*
10.8	Form of Option Agreement between John C. Malone and the Registrant*
10.9	Standstill Agreement among UGC and LMC, dated as of January 5, 2004 (incorporated by reference from UGC's Form 8-K, dated January 5, 2004 (File No. 000-496-58))
10.10
Standstill Agreement among UGC, LMC, Liberty Global, Inc. and Liberty UCOMA, LLC, dated January 30, 2002 (terminated except as to (i) UGC's obligations under the final sentence of Section 9(b) and (ii) Section 7B and the related definitions in Section 1 as set forth in, and as modified by, the Letter Agreement referenced in Exhibit 10.11) (incorporated by reference from UGC's Registration Statement on Form S-1, dated February 14, 2002 (File No. 333-82776))
10.11	Letter Agreement, dated November 12, 2003, by and between UGC and LMC (incorporated by reference from UGC's Form 8-K, dated November 13, 2003 (File No. 000-496-58))
10.12
Stock Option Plan for Non-Employee Directors of UGC, effective June 1, 1993, amended and restated as of January 22, 2004 (incorporated by reference from UGC's Annual Report on Form 10-K, dated March 15, 2004 (File No. 000-496-58))
10.13
Stock Option Plan for Non-Employee Directors of UGC, effective March 20, 1998, amended and restated as of January 22, 2004 (incorporated by reference from UGC's Annual Report on Form 10-K, dated March 15, 2004 (File No. 000-496-58))
10.14
Amended and Restated Credit Agreement, dated as of April 29, 2003, among VTR GlobalCom S.A. ("VTR"), the Subsidiary Guarantors named therein, Toronto Dominion (Texas), Inc., as Administrative Agent, and the Lenders named therein (incorporated by reference from UGC's Form 8-K, dated May 29, 2003 (File No. 000-496-58))
10.15
Restructuring Agreement, dated September 30, 2002, among United Pan-Europe Communications, N.V., New UPC, Inc., UGC, Old UGC, Inc., United Europe, Inc., United UPC Bonds, LLC, and certain holders of notes of UPC (incorporated by reference from UPC's Form 8-K, dated September 30, 2002 (File No. 000-496-58))
10.16
Loan Deferral Agreement, dated January 28, 2003, by and among UGC, LMC, UGCH Finance, Inc. (f/k/a United Programming Argentina II, Inc.) and LBTW I, Inc. (incorporated by reference from UGC's Amendment No. 3 to its Registration Statement on Form S-1, dated February 7, 2003 (File No. 333-82776))
10.17	UPC Distribution Bank Facility Amended Waiver Letter dated April 4, 2003 (incorporated by reference from UPC's Form 8-K, dated April 9, 2003 (File No. 000-25365))
10.18
Senior Secured Credit Facility dated January 16, 2004 for UPC Distribution Holding B.V. ("UPC Broadband") as borrower and TD Bank Europe Limited as facility agent and security agent (incorporated by reference from UGC's Form 8-K, dated January 20, 2004 (File No. 000-496-58))
10.19
Amendment and Restatement Agreement, dated January 16, 2004, between UPC Broadband and UPC Financing Partnership, as borrowers, and the companies listed in Schedule 1 thereto as guarantors with TD Bank Europe Limited and the Toronto Dominion (Texas), Inc. as facility agents, relating to a Credit Agreement, originally dated October 26, 2000 (the "Amendment and Restatement Agreement") (incorporated by reference from UGC's Form 8-K, dated January 20, 2004 (File No. 000-496-58))
10.20
Restated Credit Agreement, dated October 26, 2000, as amended and restated pursuant to the Amendment and Restatement Agreement (incorporated by reference from UGC's Form 8-K, dated January 20, 2004 (File No. 000-496-58))
10.21
Share Exchange Agreement, dated as of August 18, 2003, among LMC and the Stockholders named therein (incorporated by reference from LMC's Statement in respect of UGC on Schedule 13D/A, as filed on August 21, 2003)
10.22
Amendment to Share Exchange Agreement, dated as of December 22, 2003, among LMC and the Stockholders named on the signature pages thereto (incorporated by reference from LMC's Registration Statement on Form S-3, dated December 24, 2003 (File No. 333-111564))
10.23	Stockholders' Agreement among LMC, Robert R. Bennett, Miranda Curtis, Graham Hollis, Yasuhige Nishimora and Liberty Jupiter, Inc., dated April 24, 2000
10.24
Liberty Japan, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, Liberty Media International Holdings, LLC ("LMINT"), Liberty Holdings Japan, Inc. ("Liberty Holdings Japan") and Liberty Japan, Inc.*
10.25	Liberty Japan II, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT, Liberty Holdings Japan and Liberty Japan II, Inc.*
10.26	Liberty Japan IV, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT, Liberty Holdings Japan and Liberty Japan IV, Inc.*
10.27	Liberty Kanto, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT, Liberty Holdings Japan and Liberty Kanto, Inc.*
10.28	Liberty Jupiter, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT and Liberty Jupiter, Inc.*
21.1	List of Subsidiaries*
99.1	Information Statement, Subject to Completion dated April 2, 2004

*
To be filed by amendment.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 2, 2004
LIBERTY MEDIA INTERNATIONAL, INC.
	By:	/s/ ELIZABETH M. MARKOWSKI
		Name:	Elizabeth M. Markowski
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Reorganization Agreement among Liberty Media Corporation ("LMC"), the Registrant and the other parties named therein*
3.1	Form of Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin off
3.2	Form of Bylaws of the Registrant to be in effect at the spin off
4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant
4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of the Registrant
10.1	Liberty Media International, Inc. 2004 Incentive Plan*
10.2	Liberty Media International, Inc. 2004 Non-Employee Director Incentive Plan*
10.3	Form of Facilities and Services Agreement between LMC and the Registrant*
10.4	Form of Aircraft Joint Ownership and Use Agreement between LMC and the Registrant*
10.5	Form of Tax Sharing Agreement among LMC, the Registrant and the other parties named therein*
10.6	Form of Short-Term Credit Facility between LMC and the Registrant*
10.7	Form of Services Agreement between UnitedGlobalCom, Inc. ("UGC") and the Registrant*
10.8	Form of Option Agreement between John C. Malone and the Registrant*
10.9	Standstill Agreement among UGC and LMC, dated as of January 5, 2004 (incorporated by reference from UGC's Form 8-K, dated January 5, 2004 (File No. 000-496-58))
10.10
Standstill Agreement among UGC, LMC, Liberty Global, Inc. and Liberty UCOMA, LLC, dated January 30, 2002 (terminated except as to (i) UGC's obligations under the final sentence of Section 9(b) and (ii) Section 7B and the related definitions in Section 1 as set forth in, and as modified by, the Letter Agreement referenced in Exhibit 10.11) (incorporated by reference from UGC's Registration Statement on Form S-1, dated February 14, 2002 (File No. 333-82776))
10.11	Letter Agreement, dated November 12, 2003, by and between UGC and LMC (incorporated by reference from UGC's Form 8-K, dated November 13, 2003 (File No. 000-496-58))
10.12
Stock Option Plan for Non-Employee Directors of UGC, effective June 1, 1993, amended and restated as of January 22, 2004 (incorporated by reference from UGC's Annual Report on Form 10-K, dated March 15, 2004 (File No. 000-496-58))
10.13
Stock Option Plan for Non-Employee Directors of UGC, effective March 20, 1998, amended and restated as of January 22, 2004 (incorporated by reference from UGC's Annual Report on Form 10-K, dated March 15, 2004 (File No. 000-496-58))
10.14
Amended and Restated Credit Agreement, dated as of April 29, 2003, among VTR GlobalCom S.A. ("VTR"), the Subsidiary Guarantors named therein, Toronto Dominion (Texas), Inc., as Administrative Agent, and the Lenders named therein (incorporated by reference from UGC's Form 8-K, dated May 29, 2003 (File No. 000-496-58))
10.15
Restructuring Agreement, dated September 30, 2002, among United Pan-Europe Communications, N.V., New UPC, Inc., UGC, Old UGC, Inc., United Europe, Inc., United UPC Bonds, LLC, and certain holders of notes of UPC (incorporated by reference from UPC's Form 8-K, dated September 30, 2002 (File No. 000-496-58))
10.16
Loan Deferral Agreement, dated January 28, 2003, by and among UGC, LMC, UGCH Finance, Inc. (f/k/a United Programming Argentina II, Inc.) and LBTW I, Inc. (incorporated by reference from UGC's Amendment No. 3 to its Registration Statement on Form S-1, dated February 7, 2003 (File No. 333-82776))
10.17	UPC Distribution Bank Facility Amended Waiver Letter dated April 4, 2003 (incorporated by reference from UPC's Form 8-K, dated April 9, 2003 (File No. 000-25365))
10.18
Senior Secured Credit Facility dated January 16, 2004 for UPC Distribution Holding B.V. ("UPC Broadband") as borrower and TD Bank Europe Limited as facility agent and security agent (incorporated by reference from UGC's Form 8-K, dated January 20, 2004 (File No. 000-496-58))
10.19
Amendment and Restatement Agreement, dated January 16, 2004, between UPC Broadband and UPC Financing Partnership, as borrowers, and the companies listed in Schedule 1 thereto as guarantors with TD Bank Europe Limited and the Toronto Dominion (Texas), Inc. as facility agents, relating to a Credit Agreement, originally dated October 26, 2000 (the "Amendment and Restatement Agreement") (incorporated by reference from UGC's Form 8-K, dated January 20, 2004 (File No. 000-496-58))
10.20
Restated Credit Agreement, dated October 26, 2000, as amended and restated pursuant to the Amendment and Restatement Agreement (incorporated by reference from UGC's Form 8-K, dated January 20, 2004 (File No. 000-496-58))
10.21
Share Exchange Agreement, dated as of August 18, 2003, among LMC and the Stockholders named therein (incorporated by reference from LMC's Statement in respect of UGC on Schedule 13D/A, as filed on August 21, 2003)
10.22
Amendment to Share Exchange Agreement, dated as of December 22, 2003, among LMC and the Stockholders named on the signature pages thereto (incorporated by reference from LMC's Registration Statement on Form S-3, dated December 24, 2003 (File No. 333-111564))
10.23	Stockholders' Agreement among LMC, Robert R. Bennett, Miranda Curtis, Graham Hollis, Yasuhige Nishimora and Liberty Jupiter, Inc., dated April 24, 2000
10.24
Liberty Japan, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, Liberty Media International Holdings, LLC ("LMINT"), Liberty Holdings Japan, Inc. ("Liberty Holdings Japan") and Liberty Japan, Inc.*
10.25	Liberty Japan II, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT, Liberty Holdings Japan and Liberty Japan II, Inc.*
10.26	Liberty Japan IV, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT, Liberty Holdings Japan and Liberty Japan IV, Inc.*
10.27	Liberty Kanto, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT, Liberty Holdings Japan and Liberty Kanto, Inc.*
10.28	Liberty Jupiter, Inc. Stockholders' Agreement, dated as of [ ], 2004, by and among LMC, the Registrant, LMINT and Liberty Jupiter, Inc.*
21.1	List of Subsidiaries*
99.1	Information Statement, Subject to Completion dated April 2, 2004

*
To be filed by amendment.

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Cross-Reference Sheet Between the Information Statement and Items of Form 10 Information Included in the Information Statement and Incorporated by Reference into the Registration Statement on Form 10
SIGNATURES
EXHIBIT INDEX